                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of the Catellus Development Corporation Amended and Restated Executive Stock Option Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation Profit Sharing & Savings Plan & Trust, the Registration Statement on Form S-8 of the Catellus Development Corporation Long Term Incentive Compensation Plan, Stock Purchase Program, Incentive Stock Compensation Plan and Stock Option Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation 1995 Stock Option Plan and the Registration Statement on Form S-8 of the Catellus Development Corporation 1996 Performance Award Plan (Nos. 33-58143, 33-38827, 33-42124, 333-01215 and 333-04293, respectively) of our report dated
February 4, 2000, appearing on Page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of this Form 10-K.



/s/PricewaterhouseCoopers
March 28, 2000
San Francisco, CA